Exhibit 10(a)

JORDEN BURT
1025 Thomas Jefferson Street, N.W. Suite 400 East Washington, D.C. 20007-5208 (202) 965-8100 Fax: (202) 965-8104	777 Brickell Avenue, Suite 500 Miami, Florida 33131-2803 (305) 371-2600 Fax: (305) 372-9928

175 Powder Forest Drive Suite 201 Simsbury, CT 06089-9668 (860) 392-5000 Fax: (860) 392-5058

November 29, 2007

First Great-West Life & Annuity Insurance Company
50 Main Street
9th Floor
White Plains, New York 10606

Re:	Variable Annuity-1 Series Account of First Great-West Life & Annuity Insurance Company Initial Registration Statement on Form N-4 File Nos. 333-_______ and 811-08183

Ladies and Gentlemen:

          We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP
WWW.JORDENBURT.COM